Exhibit 5.1

811 Main Street, Suite 3700 Houston, TX 77002 Tel: +1.713.546.5400 Fax: +1.713.546.5401 www.lw.com

FIRM / AFFILIATE OFFICES
February 26, 2018	Barcelona Beijing Boston Brussels Century City Chicago Dubai Düsseldorf Frankfurt Hamburg Hong Kong Houston London Los Angeles Madrid Milan	Moscow Munich New York Orange County Paris Riyadh Rome San Diego San Francisco Seoul Shanghai Silicon Valley Singapore Tokyo Washington, D.C.

SESI, L.L.C.

1001 Louisiana Street, Suite 2900

Houston, Texas 77002

(713) 654-2200

Re:	Registration Statement on Form S-4 filed February 26, 2018: Exchange Offer for up to $500,000,000 Aggregate Principal Amount of 7.75% Senior Notes due 2024

Ladies and Gentlemen:

We have acted as special counsel to Superior Energy Services, Inc., a Delaware corporation (“Superior Energy”), in connection with the offer to exchange up to $500,000,000 aggregate principal amount of 7.75% Senior Notes due 2024 (the “Exchange Notes”) of SESI, L.L.C., a Delaware limited liability company and a wholly-owned direct subsidiary of Superior Energy (the “Issuer”), and the guarantees of the Exchange Notes (the “Exchange Guarantees”) by Superior Energy and each of the guarantors listed on Exhibit A hereto (collectively, the “Subsidiary Guarantors,” and, excluding 1105 Peters Road, L.L.C., Connection Technology, L.L.C., H.B. Rentals, L.C., International Snubbing Services, L.L.C., Stabil Drill Specialties, L.L.C., Superior Energy Services, L.L.C., Superior Inspection Services, L.L.C. and Workstrings International, L.L.C., the “Covered Guarantors”). The Exchange Notes and the Exchange Guarantees are being issued pursuant to an indenture (the “Base Indenture”), dated as of August 17, 2017, as supplemented and amended by that certain Supplemental Indenture (the “Supplemental Indenture” and, collectively with the Base Indenture, the “Indenture”), dated as of October 20, 2017, by and among the Issuer, Superior Energy, the subsidiary guarantors thereto and the Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), and pursuant to a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 26, 2018 (the “Registration Statement”). The Exchange Notes and the Exchange Guarantees will be issued in exchange for the Issuer’s outstanding 7.75% Senior Notes due 2024 and the related guarantees (the “Outstanding Notes”) on the terms set forth in the prospectus contained in the Registration Statement (the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the related Prospectus, other than as expressly stated herein with respect to the issue of the Exchange Notes and the Exchange Guarantees.

February 26, 2018

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have also relied upon certificates and other assurances of officers of Superior Energy, the Issuer, the Subsidiary Guarantors and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York and Texas, the Delaware General Corporation Law and the Delaware Limited Liability Company Act, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state. Various matters of Louisiana law are addressed in the opinion of Jones Walker LLP, which is also filed as an exhibit to the Registration Statement. We express no opinion with respect to those matters herein, and to the extent elements of such opinion is necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Exchange Notes have been duly executed, issued and authenticated in accordance with the terms of the Indenture and when delivered in exchange for the Outstanding Notes as contemplated by the Prospectus, the Indenture, the Exchange Notes and the Exchange Guarantees will be the legally valid and binding obligations of Superior Energy, the Issuer and the Subsidiary Guarantors, respectively, enforceable against Superior Energy, the Issuer and the Subsidiary Guarantors in accordance with their respective terms.

Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) waivers of rights or defenses, (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy, (e) any provision permitting, upon acceleration of any debt securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (f) the creation, validity, attachment, perfection, or priority of any lien or security interest, (g) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights, (h) waivers of broadly or vaguely stated rights, (i) provisions for exclusivity, election or cumulation of rights or remedies, (j) provisions authorizing or validating conclusive

February 26, 2018

or discretionary determinations, (k) grants of setoff rights, (l) proxies, powers and trusts, (m) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (n) any provision to the extent it requires that a claim with respect to a security denominated in other than U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides, and (o) the severability, if invalid, of provisions to the foregoing effect.

With your consent, we have assumed (a) that the Indenture, the Exchange Notes and the Exchange Guarantees (collectively, the “Documents”) have been or will be duly authorized, executed and delivered by the parties thereto other than Superior Energy, the Issuer and each of the Covered Guarantors; (b) that the Documents constitute or will constitute legally valid and binding obligations of the parties thereto other than Superior Energy, the Issuer and each of the Subsidiary Guarantors, enforceable against each of them in accordance with their respective terms; and (c) that the status of each of the Documents as legally valid and binding obligations of the parties thereto will not be affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or to make required registrations, declarations or filings with, governmental authorities.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP

February 26, 2018

EXHIBIT A

Guarantors

1105 Peters Road, L.L.C.

Complete Energy Services, Inc.

Connection Technology, L.L.C.

CSI Technologies, LLC

H.B. Rentals, L.C.

International Snubbing Services, L.L.C.

Pumpco Energy Services, Inc.

SPN Well Services, Inc.

Stabil Drill Specialties, L.L.C.

Superior Energy Services, L.L.C.

Superior Energy Services – North America Services, Inc.

Superior Inspection Services, L.L.C.

Warrior Energy Services Corporation

Wild Well Control, Inc.

Workstrings International, L.L.C.